EXHIBIT 99.2

Unaudited Interim Condensed Consolidated Financial Statements

Stelco Holdings Inc.
Three and nine months ended September 30, 2024 and 2023

STELCO HOLDINGS INC.
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of Canadian dollars)

As at	Note	September 30, 2024	December 31, 2023
Assets
Current assets
Cash		$467	$645
Restricted cash		9	10
Trade and other receivables	3	185	185
Inventories		878	832
Prepaid expenses and deposits	4	23	24
Total current assets		$1,562	$1,696

Non-current assets
Derivative asset	5	33	71
Property, plant and equipment, net	6	1,322	1,263
Intangible assets		15	13
Investment in joint ventures		21	19
Deferred tax asset	7	5	3
Mortgage receivable	8	24	—
Total non-current assets		$1,420	$1,369
Total assets		$2,982	$3,065

Liabilities
Current liabilities
Trade and other payables	9	$684	$780
Other liabilities	10	81	73
Asset-based lending facility	11	15	15
Income taxes payable		31	2
Obligations to independent employee trusts	12	44	45
Total current liabilities		$855	$915

Non-current liabilities
Provisions		18	18
Pension benefits		12	13
Other liabilities	10	470	429
Asset-based lending facility	11	27	38
Deferred tax liability	7	41	58
Obligations to independent employee trusts	12	303	298
Total non-current liabilities		$871	$854
Total liabilities		$1,726	$1,769

Equity
Common shares	13	314	318
Retained earnings		942	978
Total equity		$1,256	$1,296
Total liabilities and equity		$2,982	$3,065

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

STELCO HOLDINGS INC.
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
(In millions of Canadian dollars, except per share amounts)

		Three months ended September 30,		Nine months ended September 30,
	Note	2024	2023	2024	2023
Revenue from sale of goods	14	$654	$776	$2,116	$2,304
Cost of goods sold	15	589	644	1,795	1,931
Gross profit		$65	$132	$321	$373

Selling, general and administrative expenses	16	95	11	105	48
Operating income (loss)		($30)	$121	$216	$325

Finance costs	17	(21)	(32)	(91)	(92)
Finance and other income (loss)	18	(9)	3	(11)	9
Other costs	19	(3)	(3)	(7)	(9)
Share of income from joint ventures		3	1	3	—
Income (Loss) before income taxes		($60)	$90	$110	$233

Current income tax expense	7	6	2	47	30
Deferred income tax expense (recovery)	7	(18)	20	(19)	29
Net income (loss) and comprehensive income (loss)		($48)	$68	$82	$174

Net income (loss) per common share - basic and diluted	20	($0.88)	$1.23	$1.50	$3.16

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

STELCO HOLDINGS INC.
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In millions of Canadian dollars, except for number of shares)

	Note	Number of common shares	Common shares	Retained earnings	Total equity
Balance, December 31, 2022		55,128,694	$318	$1,087	$1,405
Changes during the period:
Net income		—	—	174	174
Dividends to common shareholders	13	—	—	(69)	(69)
Balance, September 30, 2023		55,128,694	$318	$1,192	$1,510

Balance, December 31, 2023		55,128,694	$318	$978	$1,296
Changes during the period:
Net income		—	—	82	82
Common shares purchased and cancelled	13	(680,306)	(4)	(22)	(26)
Dividends to common shareholders	13	—	—	(96)	(96)
Balance, September 30, 2024		54,448,388	$314	$942	$1,256

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

STELCO HOLDINGS INC.
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions of Canadian dollars)

Nine months ended September 30,	Note	2024	2023
Operating activities
Net income		$82	$174
Items not affecting cash:
Depreciation	6, 15	98	92
Deferred income tax expense (recovery)	7	(19)	29
Employee benefit commitment:
Accretion expense	17	16	22
Remeasurement cost (recovery)	17	1	(3)
Loss on derivative asset	5	38	26
Remeasurement of lease related obligation	17	5	5
Write-down of construction in progress	19	—	4
Share of income from joint ventures		(3)	—
Change in operating working capital and other items	21	9	(125)
Cash provided by operating activities		$227	$224

Investing activities
Capital expenditures on property, plant and equipment	21	(134)	(139)
Acquisition, net of cash acquired	8	(25)	—
Proceeds from IESO contribution	6	10	—
Additions to intangible assets		(2)	(4)
Dividend from joint venture		—	2
Change in restricted cash		1	—
Cash used in investing activities		($150)	($141)

Financing activities
Proceeds from (Repayment of) inventory monetization arrangement, net	9	(110)	44
Lease and other related obligations principal payments	10	(14)	(13)
Repayment of non-revolving term loan	11	(12)	(12)
Repayment of mortgage principal	12	(2)	(1)
Common shares purchased	13	(26)	—
Dividends paid to common shareholders	13	(96)	(69)
Cash used in financing activities		($260)	($51)

Effect of foreign exchange rate changes on cash		5	—

Net increase (decrease) in cash		(178)	32
Cash, beginning of period		645	809
Cash, end of period		$467	$841

Supplemental cash flow information	21

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

To facilitate a better understanding of Stelco Holdings Inc's unaudited interim condensed consolidated financial statements, a listing of all the notes is provided below:

1	.	Corporate Information	2	15	.	Cost of Goods Sold	9
2	.	Statement of Compliance and Basis of Preparation	2	16	.	Selling, General and Administrative Expenses	10
3	.	Trade and Other Receivables	2	17	.	Finance Costs	10
4	.	Prepaid Expenses and Deposits	3	18	.	Finance And Other Income (Loss)	10
5	.	Derivative Asset	3	19	.	Other Costs	11
6	.	Property, Plant and Equipment	4	20	.	Net Income (Loss) Per Share	11
7	.	Income Taxes	5	21	.	Supplemental Cash Flow Information	11
8	.	Acquisition	5	22	.	Share-Based Compensation	12
9	.	Trade and Other Payables	6	23	.	Fair Value of Financial Instruments	14
10	.	Other Liabilities	6	24	.	Capital Management	15
11	.	Asset-Based Lending Facility	7	25	.	Commitments and Contingencies	15
12	.	Obligations to Independent Employee Trusts	7	26	.	Related Party Transactions	16
13	.	Share Capital	8	27	.	Events After The Reporting Period	16
14	.	Revenue from Sale of Goods	9

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
1. CORPORATE INFORMATION
Stelco Holdings Inc. (Stelco Holdings) is a corporation incorporated under the Canada Business Corporations Act (CBCA) pursuant to articles of incorporation dated September 25, 2017 (as amended from time to time). Its registered and head office is located at 386 Wilcox Street, Hamilton, Ontario L8L 8K5. The common shares in the capital of Stelco Holdings are listed for trading on the Toronto Stock Exchange (TSX) under the stock symbol ‘STLC’ and are currently included in the S&P/TSX Composite Index.
Stelco Inc. (Stelco), one of Canada’s leading steel producers, is a material wholly-owned subsidiary of Stelco Holdings, and is a corporation incorporated under the CBCA. Stelco is an integrated steel producer with facilities in two locations, Hamilton and Nanticoke, Ontario, which produce a variety of steel products for customers in the steel service centre, appliance, automotive, energy, construction, and pipe and tube industries in North America.
2. STATEMENT OF COMPLIANCE AND BASIS OF PREPARATION
Stelco Holdings' unaudited interim condensed consolidated financial statements (Consolidated Financial Statements) have been prepared by management in accordance with International Accounting Standard (IAS) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board (IASB). The Consolidated Financial Statements comprise the financial statements of Stelco Holdings and its subsidiaries (collectively, the Company). Under International Financial Reporting Standards (IFRS), additional disclosures are required in the annual financial statements and, therefore, these Consolidated Financial Statements and accompanying notes should be read in conjunction with the notes to the Company's audited consolidated financial statements for the year ended December 31, 2023 (2023 Annual Financial Statements).
These Consolidated Financial Statements have been prepared using accounting policies and methods consistent with those used in the preparation of the Company's 2023 Annual Financial Statements.
Accounting standards amendments issued but not yet adopted
IFRS 18 Presentation and Disclosure in Financial Statements
In April 2024, the IASB issued IFRS 18, Presentation and Disclosure in Financial Statements. IFRS 18 replaces IAS 1, Presentation of Financial Statements and sets out requirements for the presentation and disclosure of information in general purpose financial statements. The standard applies to annual reporting periods beginning on or after January 1, 2027 and is to be applied retrospectively, with early adoption permitted. The Company is currently assessing the impact on the Consolidated Financial Statements.
3. TRADE AND OTHER RECEIVABLES

As at	September 30, 2024	December 31, 2023
Trade receivables [1]	$177	$171
Other receivables	8	14
Total trade and other receivables	$185	$185
1    Net of allowance for credit losses of $2.8 million (December 31, 2023 - $0.2 million).
Receivables Purchase Agreement (RPA)
The Company has an RPA with a Schedule I bank (the Purchaser) that enables Stelco, from time to time, to sell certain customer trade receivables to the Purchaser on an uncommitted revolving basis. Under the terms of the RPA, Stelco administers and processes the collection of receivables and remits those collections to the Purchaser. The Company has derecognized the trade receivables sold under the RPA from the Interim Condensed Consolidated Balance Sheets as substantially all of the risks and rewards for such receivables have been transferred to the Purchaser. As at September 30, 2024, Stelco's available unused purchase limit remaining under the RPA was $12 million (December 31, 2023 - $6 million).
Proceeds received by Stelco under the RPA are recorded within cash flows from operating activities on the Interim Condensed Consolidated Statements of Cash Flows. For the three and nine months ended September 30, 2024, the weighted average finance rates for the RPA were 6.50% and 6.86% (three and nine months ended September 30, 2023 - 7.14% and 6.85%), respectively, and the Company recorded $1 million and $3 million (three and nine months ended September 30, 2023 - $1 million and $3 million), respectively, of related finance charges within finance costs on the Interim Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss).

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
4. PREPAID EXPENSES AND DEPOSITS

As at	September 30, 2024	December 31, 2023
Prepaid insurance	$16	$9
Advance payments to vendors	6	6
Income tax installment with Canada Revenue Agency	—	8
Other	1	1
Total prepaid expenses and deposits	$23	$24
5. DERIVATIVE ASSET
On April 30, 2020, Stelco entered into an option agreement with United States Steel Corporation (USS) granting Stelco an option to purchase a 25% ownership interest (the Option) in a to-be-formed joint venture that would own a 100% beneficial interest in USS’s Minntac iron ore mine located in Mt. Iron, Minnesota and related infrastructure including the pellet plant. The Option is exercisable by Stelco at any time until January 31, 2027.
During 2020, Stelco paid US$100 million in aggregate cash consideration for the Option. If and when the Option is exercised, Stelco would pay an exercise price of US$500 million.
The Option is recorded as a derivative instrument which is presented on the Interim Condensed Consolidated Balance Sheets as a financial asset and carried at fair value through income or loss. At September 30, 2024, the Option's fair value of $33 million (December 31, 2023 - $71 million) was estimated using the Black-Scholes option pricing model. During the three and nine months ended September 30, 2024, the Company recognized losses of $16 million and $38 million (three and nine months ended September 30, 2023 - losses of $11 million and $26 million), respectively, in connection with the change in fair value of the Option, due to changes in certain assumptions such as expected mine asset value volatility and risk-free interest rates that are based on observable market inputs, as well as current foreign exchange rates. The expected option life is fixed and based on the maximum contractual term of the Option.
The Black-Scholes option pricing model assumptions used to estimate the fair value of the Option at the respective dates are noted in the summary below:

As at	September 30, 2024	December 31, 2023
Estimated fair value of mine asset (in millions) [1]	US$325	US$320
Exercise price (in millions)	US$500	US$500
Expected mine asset value volatility [2]	31.0%	40.0%
Expected risk-free interest rate [3]	3.6%	4.0%
Expected option life (in years) [4]	2.3	3.1
1    Based on a 25% ownership interest in the Minntac iron ore mine.
2     Based on historical equity volatility of selected publicly traded companies combined with factors such as debt to equity ratios to estimate asset volatility.
3    Based on two to three year U.S. Treasury bond interest rates.
4    Based on maximum contractual term of the Option remaining.
The following table summarizes the impact to the Option fair value from changes in certain assumptions used in the Black-Scholes option pricing model, assuming all other inputs remain unchanged:

		September 30, 2024		December 31, 2023
As at	Change	Increase	Decrease	Increase	Decrease
Estimated fair value of mine asset	1%	$1	($1)	$2	($2)
Expected mine asset value volatility	1%	2	(2)	3	(3)
Expected risk-free interest rate	25 bps	1	(1)	1	(1)
Refer to note 23 for a further discussion of valuation techniques and inputs used in estimating the Option's fair value at September 30, 2024 and December 31, 2023.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
6. PROPERTY, PLANT AND EQUIPMENT

Cost	Land	Buildings and property improvements	Machinery and equipment	Vehicles	Assets under leases	Construction in progress	Total
As at December 31, 2023	$50	$58	$1,199	$36	$238	$78	$1,659
Additions [1]	24	—	22	—	5	112	163
Transfers	—	11	80	8	(7)	(92)	—
Disposals and other [2]	—	—	(7)	—	(3)	—	(10)
As at September 30, 2024	$74	$69	$1,294	$44	$233	$98	$1,812
1    Includes land acquired in connection with the acquisition of the Land Vehicle described in note 8.
2    For the nine months ended September 30, 2024, the Company received $10 million in cash from the Independent Energy System Operator (IESO), under its Process and Systems Upgrade Program, in connection with eligible costs incurred by the Company related to the cogen plant, including machinery and equipment and assets under leases described further below, of which the Company recorded a $5 million reduction to costs during the period.

Accumulated depreciation	Land	Buildings and property improvements	Machinery and equipment	Vehicles	Assets under leases	Construction in progress	Total
As at December 31, 2023	$—	$7	$326	$15	$48	$—	$396
Depreciation	—	3	78	3	14	—	98
Disposals and other	—	—	(4)	3	(3)	—	(4)
As at September 30, 2024	$—	$10	$400	$21	$59	$—	$490

Net book value	Land	Buildings and property improvements	Machinery and equipment	Vehicles	Assets under leases	Construction in progress	Total
As at December 31, 2023	$50	$51	$873	$21	$190	$78	$1,263
As at September 30, 2024	$74	$59	$894	$23	$174	$98	$1,322
Assets under leases
The following table summarizes the changes in the aggregate net carrying value of the Company's right-of-use assets included in property, plant and equipment:

		Machinery and equipment
	Land and buildings	Manufacturing equipment	Power generation	Railcars	Information technology	Vehicles	Total
As at December 31, 2023	$13	$23	$133	$9	$4	$8	$190
Additions	—	—	—	—	—	5	5
Depreciation	(2)	(3)	(5)	(2)	(1)	(1)	(14)
Disposals and other [1]	—	—	(4)	—	—	(3)	(7)
As at September 30, 2024	$11	$20	$124	$7	$3	$9	$174
1    Includes approximately $3 million received from the IESO (a component of the $5 million reduction in cost described above), under its Process and Systems Upgrade Program, in connection with eligible costs incurred by the Company related to the cogen plant.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
7. INCOME TAXES
Reconciliation of effective tax rate

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Income (Loss) before income taxes	($60)	$90	$110	$233
Combined Canadian federal and provincial income tax rate	25%	25%	25%	25%
Income tax expense (recovery) based on statutory rate	(15)	22	28	58
Increase in income taxes resulting from:
Permanent differences	3	—	—	1
Income tax expense (recovery)	($12)	$22	$28	$59
Current income tax expense	6	2	47	30
Deferred income tax expense (recovery)	(18)	20	(19)	29
For the three and nine months ended September 30, 2024, the Company recorded deferred tax recovery of $18 million and $19 million (three and nine months ended September 30, 2023 - deferred tax expenses of $20 million and $29 million), respectively. As at September 30, 2024, the Company has recorded a deferred tax asset of $5 million (December 31, 2023 - $3 million) and deferred tax liability of $41 million (December 31, 2023 - $58 million).
Other tax attributes
As at September 30, 2024, the Company has undepreciated capital cost (UCC) of $242 million (December 31, 2023 - $211 million), which includes certain property eligible for accelerated capital cost allowance where tax deductions may exceed depreciation for accounting purposes for respective future periods. A deferred tax liability of $210 million was recorded in connection with the carrying value of the Company's property, plant and equipment exceeding the UCC balance at September 30, 2024 (December 31, 2023 - $206 million).
8. ACQUISITION
On June 21, 2024, Stelco acquired all of the issued and outstanding partnership units in Legacy Lands Limited Partnership (the Land Vehicle) for a purchase price of $60 million, which consisted of $35 million in cash and a $25 million note payable.
In connection with the Land Vehicle acquisition, which was accounted for as an asset acquisition due to the Land Vehicle not meeting the criteria of a business which requires, at a minimum, an input, substantive process and an ability to produce outputs. The fair value of the purchase price and related acquisition costs paid are as follows:

Cash	$35
Note payable [1]	22
Acquisition costs	2
Total	$59
1    Represents a note payable with a principal value of $25 million, with the option to pay the outstanding principal balance at any time, bearing interest at a rate of 3.5% per annum, payable semi-annually with a maturity date of June 21, 2030. The note payable is a financial liability carried at amortized cost using an effective interest rate of 5.51% and is secured by land and buildings located at Nanticoke, Ontario. Refer to note 12 for further details.
Stelco received the following assets and allocated the total purchase price and acquisition costs as follows:

Cash	$12
Mortgage receivable [1]	23
Land [2]	24
Total	$59
1    Represents a mortgage receivable with a principal value of $27 million, with the option to pay the outstanding principal balance at any time, bearing interest at a rate of 3.5% per annum, payable semi-annually with a maturity date of June 21, 2030. The mortgage receivable is a financial asset carried at amortized cost using an effective interest rate of 6.21% and is secured by certain third party real estate properties.
2    Includes approximately 210 acres of lands located adjacent to the Company's Lake Erie Works (LEW) operations.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
Immediately prior to the acquisition of the Land Vehicle, the Company also completed a reconveyance agreement remaining from Stelco's LEW land purchase during 2018, which resulted in the Company reconveying title to certain lands that were not acquired in the initial Land Vehicle land and buildings purchase agreement.
9. TRADE AND OTHER PAYABLES

As at	September 30, 2024	December 31, 2023
Inventory monetization arrangement	$383	$483
Trade payables[1] and other	295	290
Payables to related parties [2]	6	7
Total trade and other payables	$684	$780
1    Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business. Trade payables are classified as current liabilities if payment is due within one year or less.
2    Refer to note 26 for details.
Inventory monetization arrangement (IMA)
The weighted average finance rates for the IMA for the three and nine months ended September 30, 2024 were 8.17% and 8.20% (three and nine months ended September 30, 2023 - 8.39% and 8.06%), respectively, and the finance costs of $8 million and $25 million (three and nine months ended September 30, 2023 - $9 million and $24 million), respectively, are recorded on the Interim Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). This financing arrangement is secured by inventory with a carrying value of $678 million (December 31, 2023 - $672 million).
Unless otherwise amended, extended or renewed, amounts advanced under the amended IMA are required to be repaid when the facility expires on November 29, 2024. The Company was in compliance with the financial covenants pursuant to the IMA as at and for the three and nine months ended September 30, 2024.
10. OTHER LIABILITIES

As at	September 30, 2024	December 31, 2023
Lease and other related obligations	$360	$364
Share-based compensation [1]	116	63
Salaries and benefits payable	35	37
Strategic Innovation Fund loan	19	18
Boiler project financing arrangement	12	12
Post-employment benefits	8	7
Interest payable	1	1
Total other liabilities	$551	$502
Current	81	73
Non-current	470	429
1    Refer to note 22 for details.
Lease and other related obligations
As at September 30, 2024, the Company had leased power generation equipment, real estate property, manufacturing and other equipment and had other related obligations with a carrying value of $360 million (December 31, 2023 - $364 million). Refer to note 6 for the carrying value of the right-of-use assets related to the respective lease obligations.
During the nine months ended September 30, 2024, the Company recorded a remeasurement charge of $5 million (nine months ended September 30, 2023 - $5 million) within finance costs on the Interim Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss), related to a lease related obligation in connection with an annual consumer price index adjustment, which increased the total estimated cash payments under the arrangement.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
11. ASSET-BASED LENDING FACILITY (ABL)

As at	September 30, 2024	December 31, 2023
Revolving	$—	$—
Term loan [1]	42	53
Asset-based lending facility	$42	$53
Current	15	15
Non-current	27	38
1    Net of deferred transaction costs subject to amortization of $0.3 million (December 31, 2023 - $0.5 million).
The amount available to be drawn under the ABL varies from time to time, based upon a borrowing base determined with reference to eligible trade receivables, certain inventory and, from time to time, cash collateral, and excludes certain trade receivables that have been sold under the RPA and inventory that has been monetized under the IMA. At September 30, 2024, the amount available for advances under the ABL was $209 million (December 31, 2023 - $194 million), which includes the available borrowing base less: outstanding letters of credit of $24 million (December 31, 2023 - $22 million), term loan principal outstanding of $42 million (December 31, 2023 - $54 million) and a minimum excess availability requirement of $30 million (December 31, 2023 - $30 million). There were no cash amounts drawn and outstanding under the revolving ABL at September 30, 2024 (December 31, 2023 - nil).
The weighted average finance rates for amounts outstanding under the term loan for the three and nine months ended September 30, 2024 were 7.07% and 7.47% (three and nine months ended September 30, 2023 - 7.63% and 7.30%), respectively, and the Company was in compliance with the financial covenants pursuant to the ABL agreement as at and for the three and nine months ended September 30, 2024.
12. OBLIGATIONS TO INDEPENDENT EMPLOYEE TRUSTS

As at	September 30, 2024	December 31, 2023
Employee benefit commitment	$222	$239
Mortgage payable	102	104
Note payable	23	—
Obligations to independent employee trusts	$347	$343
Current	44	45
Non-current	303	298
The Company's obligations to independent employee trusts consist of multiple funding requirements to certain pension and independent employee health and life trusts. These funding requirements include both fixed scheduled payments and variable contributions based on Stelco's operating performance, which is estimated for purposes of determining the future obligations presented herein, and the utilization of specific tax attributes. The obligations to independent employee trusts include both the employee benefit commitment, entered into as part of Stelco's CCAA reorganization on June 30, 2017, as amended, and a mortgage assumed in connection with the acquisition of land and buildings located in Hamilton and Nanticoke, Ontario on June 5, 2018.
Employee benefit commitment (EBC)
This financial liability was initially recorded at its estimated fair value using a discounted cash flow analysis and subsequently accounted for at amortized cost using the effective interest method. The determination of fair value at initial recognition involved making various assumptions, including the determination of the expected cash flows and discount rate. Estimates of expected cash flows are revisited at each Consolidated Balance Sheet date to determine amortized cost.
During the three and nine months ended September 30, 2024, the Company recorded a remeasurement cost of nil and $1 million (three and nine months ended September 30, 2023 - remeasurement recovery of $3 million), respectively, in connection with changes of estimates related to the timing and magnitude of estimated cash flows and future funding requirements of the EBC, including the impact of payments made in the periods.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
Future EBC payments are estimated as follows:

As at	September 30, 2024
2024 [1]	$9
2025	40
2026	24
2027	28
2028	25
Thereafter	282
Total estimated EBC payments	$408
Less: amounts representing future finance costs	(186)
Present value of EBC	$222
1    Represents remaining three months of 2024.
Note payable
As described in note 8, Stelco acquired all of the issued and outstanding partnership units in the Land Vehicle, for which the purchase consideration included a 6-year note payable with a principal value of $25 million, with the option to pay the outstanding principal balance at any time, bearing interest at a rate of 3.5% per annum, payable semi-annually, with a maturity date of June 21, 2030. The note payable is a financial liability carried at amortized cost using an effective interest rate of 5.51%.
The Company's land and buildings located at Nanticoke, Ontario, acquired from the Land Vehicle serve as security for the mortgage and note payable, respectively, and certain obligations in respect of the amended EBC.
13. SHARE CAPITAL
Stelco Holdings’ authorized share capital includes an unlimited number of common shares with no par value and an unlimited number of preferred shares, issuable in series. No preferred shares have been issued to date. The common shares are entitled to dividends, as and when declared by the Board of Directors. The following common shares were issued and outstanding at each respective date:

As at	September 30, 2024	December 31, 2023
Common shares
Outstanding	54,448,388	55,128,694
Carrying amount	$314	$318
Dividends to common shareholders
Common share dividends declared and paid in 2024 as summarized below:

(millions of Canadian dollars, except per share amounts)		Cash dividend per common share	Total common share dividends
Record date	Payment date
March 1, 2024	March 7, 2024	$0.50	$28
May 17, 2024	May 24, 2024	0.50	27
August 19, 2024	August 26, 2024	0.75	41
During the nine months ended September 30, 2023, Stelco Holdings paid ordinary dividends to common shareholders in the aggregate amount of $69 million, or $1.26 per common share.
Normal course issuer bid
On February 21, 2024, the Company received approval from the TSX to commence a normal course issuer bid (the 2024 NCIB). Stelco Holdings may purchase up to 3,344,684 common shares pursuant to the 2024 NCIB, which commenced on February 28, 2024 and expires on February 27, 2025, or such earlier date as Stelco may complete its purchases pursuant to the notice of intention filed with the TSX.
The maximum number of common shares that may be repurchased for cancellation under the 2024 NCIB represents approximately 10% of the Company’s public float as of February 21, 2024, as calculated in accordance with the rules of the

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
TSX. As of February 21, 2024, the Company had 55,128,694 common shares issued and outstanding. The average daily trading volume for the six months ended January 31, 2024 (ADTV), calculated in accordance with the rules of the TSX for purposes of the 2024 NCIB, was 214,539 common shares. Under the rules of the TSX, Stelco is entitled to repurchase, during each trading day, up to 25% of the ADTV, or 53,634 common shares (excluding purchases made pursuant to the block purchase exception), through the TSX.
Repurchases will be made through the facilities of the TSX as well as through other designated exchanges and alternative trading systems in Canada in accordance with applicable regulatory requirements. The price paid for such repurchased shares will be the market price of such shares at the time of acquisition or such other price as may be permitted by the TSX. All common shares repurchased under the 2024 NCIB will be cancelled. The actual number of shares and timing of the repurchases under the 2024 NCIB will be determined by the Company.
During the nine months ended September 30, 2024, Stelco Holdings purchased and cancelled 680,306 common shares at a weighted average price of $38.04 per share for a total purchase price of approximately $26 million. The excess of the purchase price paid over the average carrying value of the shares purchased and cancelled, in the amount of approximately $22 million, was recognized as a share repurchase premium and reduction to retained earnings.
14. REVENUE FROM SALE OF GOODS
Revenue from steel and non-steel product sales are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Steel products	$632	$716	$2,038	$2,178
Non-steel products	22	60	78	126
Total	$654	$776	$2,116	$2,304
Revenue by geographical location is comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Canada	$498	$531	$1,578	$1,552
United States and other	156	245	538	752
Total	$654	$776	$2,116	$2,304
15. COST OF GOODS SOLD
Cost of goods sold is comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of inventories sold:
Steel products [1]	$554	$573	$1,683	$1,776
Non-steel products	23	55	72	109
Other [2]	12	16	40	46
Total	$589	$644	$1,795	$1,931
1    For three and nine months ended September 30, 2024, includes depreciation expense of $33 million and $98 million (three and nine months ended September 30, 2023 - $31 million and $92 million), respectively.
2 Includes freight, certain employee variable compensation expenses and other non-inventory related costs.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
16. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative expenses are comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Share-based compensation expense (recovery) [1]	$73	($1)	$58	$12
Employee salary and benefits expense	6	5	16	15
Professional, consulting and legal fees	8	2	13	7
Management fees [2]	2	3	5	7
Other [3]	6	2	13	7
Total	$95	$11	$105	$48
1    Refer to note 22 for details.
2    Refer to note 26 for details.
3    Includes bad debt expense, and corporate, public company and travel costs.
17. FINANCE COSTS
Finance costs are comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Finance charges related to:
IMA	$8	$9	$25	$24
RPA	1	1	3	3
Accretion of:
Lease and other related obligations	8	8	23	23
EBC	5	6	16	22
Interest expense related to:
Mortgage	2	2	6	6
ABL	1	2	4	5
Remeasurement of:
Lease related obligation [1]	—	—	5	5
EBC [2]	—	(3)	1	(3)
Foreign exchange loss (gain)	(5)	6	4	4
Other	1	1	4	3
Total	$21	$32	$91	$92
1    Refer to note 10 for details.
2     Remeasurement of employee benefit commitment for change in the timing and magnitude of estimated cash flows and future funding requirements. Refer to note 12 for further details.
18. FINANCE AND OTHER INCOME (LOSS)
Finance and other income (loss) is comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Loss on derivative asset [1]	($16)	($11)	($38)	($26)
Finance income	7	14	26	34
Other income	—	—	1	1
Total	($9)	$3	($11)	$9
1    Refer to note 5 for details.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
19. OTHER COSTS
Other costs are comprised of:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Research and development	$2	$—	$5	$—
Demolition	—	1	1	4
Write-down of construction in progress	—	1	—	4
Other	1	1	1	1
Total	$3	$3	$7	$9
20. NET INCOME (LOSS) PER SHARE
The following table sets forth the computation of basic and diluted net income (loss) per common share:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Weighted average common shares outstanding - basic and diluted (in thousands)	54,448	55,129	54,813	55,129

Net income (loss) per common share - basic and diluted	($0.88)	$1.23	$1.50	$3.16
21. SUPPLEMENTAL CASH FLOW INFORMATION
Changes in operating working capital and other items comprise the following:

Nine months ended September 30,	2024	2023
Cash provided by (used in) operating working capital:
Trade and other receivables	($5)	($41)
Inventories	(46)	(35)
Prepaid expenses and deposits	1	19
Trade and other payables	4	58
Income taxes payable	29	1
Other liabilities	52	—
	$35	$2
Cash provided by (used in) other operating items:
EBC	($34)	($131)
Pension benefits	(1)	1
Provisions	—	1
Foreign exchange and other	9	2
	($26)	($127)
Change in operating working capital and other items	$9	($125)

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
Capital expenditures on property, plant and equipment comprise the following:

Nine months ended September 30,	2024	2023
Capital expenditures and additions:
Machinery, equipment, assets under leases and construction in progress	$139	$147
Land and buildings [1]	—	—
Total capital expenditures and additions	139	147
Capital expenditures and additions not affecting cash:
Assets under leases	(5)	(6)
Construction in progress and other capital additions included in trade and other payables	—	(2)
Capital expenditures on property, plant and equipment	$134	$139
1    Excludes land acquired in connection with the acquisition of the Land Vehicle described in note 8.
Other supplemental cash flow information:

Nine months ended September 30,	2024	2023
Interest and finance charges paid	$39	$40
Interest received	28	33
Income taxes paid	14	5
22. SHARE-BASED COMPENSATION
For the three and nine months ended September 30, 2024, the Company recorded share-based compensation expense of $73 million and $58 million (three and nine months ended September 30, 2023 - recovery of $1 million and expense of $12 million), respectively, in selling, general and administrative expenses on the Interim Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) related to the vesting, service and periodic fair value remeasurements, of awards granted under the Company's long-term incentive plan, total shareholder return based incentive program and deferred share unit plan.
Long-term incentive plan (LTIP)
Stelco Holdings' LTIP is designed to promote the alignment of senior management, employees and consultants of the Company with shareholder interests and the creation of sustainable shareholder value, and facilitate recruitment, motivation and retention of executives and key talent.
Under the terms of the LTIP, the maximum number of common shares that may be subject to treasury-settled awards under the LTIP or any other share-based compensation arrangements adopted by Stelco Holdings is 2.5 million common shares. No participant may be granted, in any calendar year, share-based awards with respect to more than 5% of the issued and outstanding common shares of Stelco Holdings. As at September 30, 2024, the Company has no outstanding share-based compensation awards that may be settled with newly-issued common shares.
Total shareholder return (TSR) based incentive program (TSR Incentive Program)
On February 23, 2022, the Company's Board of Directors approved a TSR Incentive Program. Under the terms of the TSR Incentive Program, upon the TSR reaching specified target thresholds of 50%, 75% and 100%, and, subject to the discretion of the Board of Directors, participants in the program will receive restricted share units (RSUs) issued in accordance with the terms of Stelco Holdings' amended and restated LTIP. TSR is measured based on the total shareholder return from (i) the 30-day volume weighted average price of the common shares on the TSX ending immediately prior to February 23, 2022 to (ii) the day on which the volume weighted TSR over a period of 90 calendar days reaches one of the specified TSR thresholds.
RSUs granted in connection with the TSR Incentive Program carry similar terms and conditions to those granted directly under the LTIP, including the issuance of additional RSUs in consideration of common share dividends paid, and cliff vest on the earlier of: i) 36 months following the date the RSUs were granted and ii) December 31, 2025.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
During the three months ended September 30, 2024, the two remaining TSR-specified target thresholds of 75% and 100% under the TSR Incentive Program were met, resulting in the following aggregate RSUs being granted and issued to the TSR Incentive Program participants:

TSR threshold	RSU grant date	RSUs granted	Fair value per RSU granted
50%	March 2, 2023	1,000,179	$48.92
75%	July 24, 2024	480,732	$50.15
100%	August 27, 2024	421,554	$57.19
As at September 30, 2024, the Company recorded a liability of nil (December 31, 2023 - $17 million) in other liabilities on the Consolidated Balance Sheets related to remaining TSR Incentive Program tranches with outstanding target thresholds. See below for further discussion of RSUs granted in connection with the TSR Incentive Program.
Restricted share units (RSUs)
The following table summarizes the changes in the Company's outstanding RSUs:

Nine months ended September 30, 2024	LTIP	TSR Incentive Program [1]	Total
Balance, beginning of period	227,384	1,108,321	1,335,705
Granted	64,768	902,286	967,054
Dividend equivalents	6,267	45,535	51,802
Vested and cash settled	(118,609)	—	(118,609)
Balance, end of period	179,810	2,056,142	2,235,952
1    RSUs granted and issued in connection with the TSR Incentive Program fully vest on December 31, 2025.
On February 26, 2024, 63,524 RSUs were granted under the LTIP to certain employees, including members of the Company’s Executive Leadership Team (ELT), with a grant date fair value of $41.18 per RSU, with one-third of the total grant amount vesting on January 1 of each of 2025, 2026 and 2027. In addition, during March 2024, 1,244 RSUs were granted with a fair value of $40.17 per RSU, vesting on December 31, 2025.
As at September 30, 2024, there were a total of 2,235,952 outstanding and unvested RSUs (December 31, 2023 - 1,335,705 RSUs), for which the Company recorded a liability of $98 million (December 31, 2023 - $33 million) in other liabilities.
Stock appreciation rights (SARs)
During the three months ended September 30, 2024, all 16,668 vested SARs were exercised and cash settled. As at September 30, 2024, there were no vested or outstanding SARs (December 31, 2023 - 16,668 SARs), therefore the Company recorded a liability of nil (December 31, 2023 - $0.6 million) in other liabilities.
Deferred share unit plan (DSUs)
The following table summarizes the changes in the Company's outstanding DSUs:

Nine months ended September 30, 2024
Balance, beginning of period	241,171
Granted	23,897
Dividend equivalents	9,239
Balance, end of period	274,307
As at September 30, 2024, there were 274,307 vested and outstanding DSUs (December 31, 2023 - 241,171 DSUs), for which the Company recorded a liability of $18 million (December 31, 2023 - $12 million) in other liabilities.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
23. FAIR VALUE OF FINANCIAL INSTRUMENTS
The following table provides the carrying values and fair values of financial instruments:

	September 30, 2024		December 31, 2023
As at	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash	$467	$467	$645	$645
Restricted cash	9	9	10	10
Trade and other receivables	185	185	185	185
Mortgage receivable	24	24	—	—
Derivative asset	33	33	71	71

Financial liabilities:
Trade and other payables	$684	$684	$780	$780
Income taxes payable	31	31	2	2
Other liabilities	241	312	237	308
Asset-based lending facility	42	42	53	53
Obligations to independent employee trusts:
Employee benefit commitment	222	274	239	292
Mortgage payable	102	111	104	112
Note payable	23	23	—	—
The fair values of cash, restricted cash, trade and other receivables, trade and other payables, certain other liabilities and income taxes payable approximate their carrying amounts largely due to the short-term nature of these instruments. The carrying value of variable rate debt (such as the ABL) generally approximates its fair value.
The fair value of the Company's derivative asset is determined using the discounted cash flow method and Black-Scholes option model, which incorporates observable or unobservable inputs for interest and foreign exchange rates, equity and commodity prices (including indices), corresponding market volatility levels, and other market-based pricing factors. A derivative instrument is classified as Level 2 in the hierarchy if observable market inputs are available or the unobservable inputs are not significant to the fair value. Otherwise, it is classified as Level 3 in the hierarchy.
The fair values of mortgage receivable, certain other liabilities (Strategic Innovation Fund loan, cold mill lease related obligation and boiler project financial arrangement), mortgage payable, and note payable are estimates based on discounted cash flow models applying current rates offered to the Company for similar financial instruments subject to similar risk and maturities. Fair value measurements of these instruments were estimated using Level 2 inputs.
The fair value of the EBC is estimated based on a discounted cash flow analysis of expected fixed and variable payments to be paid in future periods to the pension and OPEB trusts. The contractually fixed payments are discounted using a rate that is reflective of the Company's cost of borrowing and similar senior unsecured debt for companies in the same sector that are of a similar size. The estimated variable payments are discounted using a rate consistent with a market rate of return of the Company. The fair value measurement of this instrument was classified as Level 2 in the hierarchy.
The fair value hierarchy of assets and liabilities measured at fair value on a recurring basis in the Interim Condensed Consolidated Balance Sheets is as follows:

	September 30, 2024			December 31, 2023
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative asset [1]	$—	$—	$33	$—	$—	$71
1     Refer to note 5 for details.
There were no transfers between Level 1, Level 2 or Level 3 during the three and nine months ended September 30, 2024 and 2023.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
24. CAPITAL MANAGEMENT
The Company’s objectives when managing capital are: (i) to maintain a flexible capital structure, which optimizes the cost of capital at acceptable risk; and (ii) to maintain investor, creditor and market confidence to sustain the future development of the business.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. To maintain or adjust the capital structure, the Company may from time to time adjust its capital spending to manage its current and projected debt levels.
The Company monitors capital by preparing annual budgets, which are updated depending on various factors such as general market conditions and successful capital deployment. The Company’s share capital is not subject to externally imposed restrictions.
The Company defines its capital to include amounts outstanding under existing financing arrangements including the ABL and IMA, as well as all components of equity, and is comprised as follows:

As at	September 30, 2024	December 31, 2023
Amounts outstanding under the:
ABL	$42	$54
IMA	383	483
Total	$425	$537
Total equity	1,256	1,296
Total capital	$1,681	$1,833
25. COMMITMENTS AND CONTINGENCIES
Claims and litigation
The Company is involved in claims and litigation arising in the normal course of business. While the final outcomes of such legal proceedings and actions cannot be predicted with certainty, it is the opinion of management that the resolution of such proceedings and actions will not have a material impact on the Company’s Consolidated Financial Statements.
Purchase commitments
At September 30, 2024, the Company had future commitments of approximately $115 million for capital expenditures.
Licensing and option agreements
On December 30, 2021, the Company executed licensing and option agreements with Primobius GmbH (Primobius) to commercialize Primobius's proprietary advanced electric vehicle battery recycling and processing technologies in North America. The option agreement grants Primobius the right to acquire between 25% and 50% of the equity in a wholly-owned subsidiary of Stelco that would perform these activities (the EV Option). If the EV Option is not exercised by Primobius, Stelco will still have the exclusive rights to utilize Primobius's proprietary technology in Canada, the United States and Mexico to recycle lithium-ion batteries removed from end-of-life electric vehicles, and Primobius will be entitled to a gross revenue royalty.
In December 2023, the EV Option and licensing agreement were renewed to include an extended term with an expiry date of June 30, 2025. The licensing agreement requires that Stelco complete an engineering and commercial study that is subject to certain minimum internal rates of return targets and acceptance by Primobius. The fair value of the purchase consideration for the license intangible asset, as defined in the licensing and option agreements, was immaterial as at September 30, 2024.

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
26. RELATED PARTY TRANSACTIONS
Parties are considered to be related if one party has the ability to control, jointly control or exercise significant influence over the other party in making financial or operating decisions. The definition includes subsidiaries, joint ventures, investments in associates, directors, and key management personnel, among other entities and persons.
The following table provides the total value of transactions that have been entered into with related parties and outstanding balances (including liability accruals) with related parties for the relevant financial periods:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Purchases of services
Joint ventures	$5	$6	$13	$15
Bedrock Management [1]	2	3	5	7

Dividend from joint venture	$—	$—	$—	$2

As at			September 30, 2024	December 31, 2023
Related party liabilities
Bedrock Management [1]			$4	$7
Joint ventures			2	—
1    Stelco is party to a management services agreement with Bedrock Industries ManagementCo Inc. (Bedrock Management), under which Stelco receives senior management, commercial, business development, operating, financial, human resources, and executive recruitment services, as well as other services that may be required from time to time.
Subsidiaries
Transactions between Stelco Holdings and its subsidiaries meet the definition of related party transactions. These transactions are eliminated on consolidation and are not disclosed in these Consolidated Financial Statements.
Key management personnel
The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the ELT and the Board of Directors. The ELT is comprised of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel & Corporate Secretary of the Company.
Remuneration of the Company's Board of Directors and ELT for the respective periods is as follows:

	Board of Directors				ELT
	Three months ended September 30,		Nine months ended September 30,		Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Share-based compensation expense (recovery)	$8	($1)	$5	($1)	$52	$—	$43	$11
Management and director fees	—	—	1	1	2	3	5	7
Salaries and benefits	—	—	—	—	—	1	1	2
Total	$8	($1)	$6	$—	$54	$4	$49	$20
27. EVENTS AFTER THE REPORTING PERIOD
On July 15, 2024, the Company announced that it had entered into a definitive agreement (Arrangement Agreement) with Cleveland-Cliffs Inc. (Cliffs), pursuant to which Cliffs agreed to acquire all of the issued and outstanding common shares of Stelco Holdings (the Transaction) for $60.00 in cash and 0.454 shares of Cliffs common stock per Stelco Holdings common share. On November 1, 2024, pursuant to the terms of the Arrangement Agreement, Cliffs completed the acquisition of Stelco Holdings. In connection with closing, Stelco Holdings shareholders received $60.00 in cash and 0.454 shares of Cliffs common stock per Stelco Holdings common share. Additionally, LTIP and DSU plan participants received $60.00 in cash and 0.454

STELCO HOLDINGS INC.
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian dollars, and tabular amounts in millions, except where otherwise noted)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023
shares of Cliffs common stock per outstanding RSU and DSU, settling all outstanding share-based compensation obligations, which terminated the LTIP and DSU plans. Immediately prior to the closing of the Transaction, the Company's outstanding IMA and ABL facilities were settled using cash on hand and funds provided by Cliffs pursuant to the Arrangement Agreement. The Company incurred total transaction costs of $29 million in connection with the Transaction.
On November 1, 2024, Stelco repaid all outstanding payments under the boiler project financing arrangement for $17 million.
On November 8, 2024, Stelco Holdings Inc., Stelco Inc. and 13421422 Canada Inc., a direct, wholly-owned subsidiary of Cliffs, were amalgamated, with Stelco Inc. being the surviving entity and a wholly-owned subsidiary of Cliffs.